Exhibit 99.1

Prospect Capital Reports March 2018 Quarterly Results and
Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - May 9, 2018 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our third fiscal quarter ended March 31, 2018.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017

Net Investment Income (“NII”)	$70,446	$73,192	$73,080
Interest as % of Total Investment Income	89.6%	94.4%	94.6%

NII per Share	$0.19	$0.20	$0.20

Net Increase in Net Assets Resulting from Operations (“NI”)	$51,859	$121,727	$19,492
NI per Share	$0.14	$0.34	$0.05

Distributions to Shareholders	$65,174	$64,912	$89,892
Distributions per Share	$0.18	$0.18	$0.25

Net Asset Value (“NAV”) per Share	$9.23	$9.28	$9.43

Net of Cash Debt to Equity Ratio	69.1%	60.2%	75.6%
For the March 2018 quarter, we earned net investment income (“NII”) of $70.4 million, or $0.19 per weighted average share, down $0.01 from the December 2017 quarter, and exceeding our current quarterly dividend rate of $0.18 per share by $0.01 per share. The decrease in NII per share resulted primarily from higher administrative overhead expense compared to the December 2017 quarter.
As the economic cycle ages, we are not chasing yield but are instead seeking to reduce risk and protect capital. We remain committed to our historic credit discipline, which has served us well in the past. While we have a robust pipeline of potential investments in our target range for credit quality and yield, we are not chasing risky assets with low returns and so remained underinvested at March 31, 2018. We believe our disciplined approach to credit will continue to serve us well in the coming years.
In the March 2018 quarter our net of cash debt to equity ratio was 69.1%, up 8.9% from December 2017 and down 6.5% from March 2017.
For the March 2018 quarter, our net increase in net assets resulting from operations (“NI”) was $51.9 million, or $0.14 per weighted average share, a decrease of $0.20 from the December 2017 quarter as a result of increased unrealized depreciation in the fair market value of certain investments compared to the prior quarter.
Our interest income as a percentage of total investment income was 89.6% in the March 2018 quarter.
Our net asset value (“NAV”) per share decreased by $0.05 to $9.23 during the March 2018 quarter.

All amounts in $000’s except per share amounts	Nine Months Ended March 31, 2018	Nine Months Ended March 31, 2017

NII	$207,370	$236,404
NII per Share	$0.57	$0.66

NI	$185,559	$201,738
NI per Share	$0.51	$0.56

Distributions to Shareholders	$211,733	$268,989
Distributions per Share	$0.59	$0.75
For the nine months ended March 31, 2018, we earned NII of $207.4 million, or $0.57 per weighted average share, down $0.09 from the prior year. For the nine months ended March 31, 2018, we earned NI of $185.6 million, or $0.51 per weighted average share, down $0.05 from the prior year.
DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for May 2018 to May 31, 2018 record holders with June 21, 2018 payment date;

•	$0.06 per share for June 2018 to June 29, 2018 record holders with July 19, 2018 payment date;

•	$0.06 per share for July 2018 to July 31, 2018 record holders with August 23, 2018 payment date; and

•	$0.06 per share for August 2018 to August 31, 2018 record holders with September 20, 2018 payment date.
These distributions mark Prospect’s 118th, 119th, 120th, and 121st consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $6.45 at May 8, 2018 delivers to shareholders a dividend yield of 11.2%.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our August 2018 distribution will have distributed $16.68 per share to original shareholders, exceeding $2.59 billion in cumulative distributions to all shareholders.

Prospect expects to declare September 2018 and October 2018 distributions in August 2018.

PORTFOLIO AND INVESTMENT ACTIVITY

We continue to prioritize secured lending. At March 31, 2018, December 31, 2017, and June 30, 2017, our portfolio comprised the following:

All amounts in $000’s except per unit amounts	As of	As of	As of
	March 31, 2018	December 31, 2017	June 30, 2017

Total Investments (at fair value)	$5,719,804	$5,421,132	$5,838,305
Number of Portfolio Companies	134	122	121
% Controlled Investments (at fair value)	34.7%	37.1%	32.7%

Secured First Lien	44.9%	44.5%	48.3%
Secured Second Lien	23.2%	21.4%	19.1%
Structured Credit	16.5%	17.3%	18.5%
Equity Investments	14.9%	16.2%	13.2%
Unsecured Debt	0.5%	0.6%	0.8%
Small Business Whole Loans	0.0%	0.0%	0.1%

Annualized Current Yield - All Investments	10.8%	10.3%	10.4%
Annualized Current Yield - Performing Interest Bearing Investments	12.9%	12.5%	12.2%

Top Industry Concentration(1)	12.8%	13.3%	10.7%

Energy Industry Concentration(1)	2.8%	3.1%	2.4%

Retail Industry Concentration(1)	0.0%	0.0%	0.0%

Non-Accrual Loans as % of Total Assets	1.3%	1.2%	2.5%

Weighted Average Portfolio Net Leverage(2)	4.65x	4.44x	4.19x
Weighted Average Portfolio EBITDA	$62,628	$60,475	$48,340

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Through our investment in the portfolio company’s capital structure.

During the March 2018 and December 2017 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	March 31, 2018	December 31, 2017

Total Originations	$429,928	$738,737

Non-Agented Debt	43%	32%
Agented Sponsor Debt	40%	56%
Structured Credit	7%	0%
Operating Buyouts	6%	1%
Real Estate	3%	11%
Online Lending	1%	0%

Total Repayments	$118,083	$1,042,269
Originations, Net of Repayments	$311,845	($303,532)

For a listing of transactions completed during the quarter, please see section titled “Portfolio Investment Activity” in our Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on May 9, 2018.

Our structured credit investments have individual standalone financings each non-recourse to Prospect and with our risk limited in each case to our net investment amount. At March 31, 2018 and December 31, 2017, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	March 31, 2018	December 31, 2017

Total Structured Credit Investments	$944,815	$940,276

# of Investments	43	43

TTM Average Cash Yield(1)(3)	17.3%	19.3%
Annualized Cash Yield(1)(3)	13.2%	17.0%
Annualized GAAP Yield on Fair Value(1)(3)	13.2%	12.5%
Annualized GAAP Yield on Amortized Cost(2)(3)	11.6%	11.0%

Cumulative Cash Distributions	$1,112,703	$1,078,373
% of Original Investment	73.8%	73.0%

# of Underlying Collateral Loans	2,184	2,225
Total Asset Base of Underlying Portfolio	$18,762,162	$19,026,601

Prospect TTM Default Rate	1.10%	0.77%
Broadly Syndicated Market TTM Default Rate	2.42%	2.05%
Prospect Default Rate Outperformance vs. Market	1.32%	1.28%

(1)	Calculation based on fair value.

(2)	Calculation based on amortized cost.

(3)	Excludes deals in the process of redemption.

To date, including called deals in the process of liquidation, we have exited 11 structured credit investments totaling $290.5 million with an expected average realized IRR of 16.1% and cash on cash multiple of 1.48 times.
Since August 29, 2016 (the date of our June 2016 quarter earnings release) through today, 19 of our structured credit investments have completed refinancings to reduce their liability spreads, and 15 additional structured credit investments have completed multi-year extensions of their reinvestment periods (with most resulting in reduced liability spreads). We believe further upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions, and are actively working on such transactions.

To date during the June 2018 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
June 30, 2018

Total Originations	$181,586

Agented Non-Sponsor Debt	63%
Agented Sponsor Debt	25%
Non-Agented Debt	6%
Real Estate	5%
Operating Buyouts	1%

Total Repayments	$113,078

LIQUIDITY AND FINANCIAL RESULTS

The following table summarizes key leverage statistics at March 31, 2018, December 31, 2017, and March 31, 2017:

All amounts in $000’s	As of March 31, 2018	As of December 31, 2017	As of March 31, 2017
Net of Cash Debt to Equity Ratio	69.1%	60.2%	75.6%
% of Assets at Floating Rates	90.1%	89.3%	90.7%
% of Liabilities at Fixed Rates	96.4%	99.9%	99.9%

Unencumbered Assets	$4,619,909	$4,606,067	$4,611,293
% of Total Assets	78.9%	77.8%	74.9%
We repaid our remaining $50.7 million October 2017 and $85.4 million March 2018 convertible notes at maturity. In calendar year 2017 and early 2018, we also issued $225 million of 2022 Notes and repurchased (or provided notice to call) a majority of our debt maturing in less than one year as follows:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2022 Notes	$225,000	4.95%	July 2022
Repurchases
2017 Notes	$78,766	5.375%	October 2017
2018 Notes	$114,581	5.75%	March 2018
Prospect Capital InterNotes®	$318,872	3.75% - 5.85%	December 2017 - August 2020

On August 29, 2014, we renegotiated and closed an expanded five and a half year revolving credit facility (the “Facility”), summarized as follows:

All amounts in $000’s	As of March 31, 2018

Total Extended Commitments	$885,000
Total Commitments with Accordion Feature	$1,500,000
Interest Rate on Borrowings	1M LIBOR + 225 bps (no floor)
Moody’s Rating	Aa3
We have diversified our counterparty risk over the last seven years. At March 31, 2018, 21 institutional lenders were committed to the Facility compared to five lenders at June 30, 2010, representing one of the most diversified bank groups in our industry. The revolving period of the Facility extends through March 2019, with an additional one-year amortization period to March 2020, and with distributions allowed after the completion of the revolving period. We currently have $105 million drawn under our Facility.
We have six separate unsecured debt issuances aggregating $1.6 billion outstanding, not including our program notes, with laddered maturities extending to June 2024. At March 31, 2018, $756.1 million of program notes were outstanding with staggered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Thursday, May 10, 2018 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to June 9, 2018, call 877-344-7529 passcode 10119888. The call will be available prior to June 9, 2018 on Prospect’s website, www.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	March 31, 2018	June 30, 2017

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $1,857,698 and $1,840,731, respectively)	$1,986,984	$1,911,775
Affiliate investments (amortized cost of $55,482 and $22,957, respectively)	52,288	11,429
Non-control/non-affiliate investments (amortized cost of $3,951,787 and $4,117,868, respectively)	3,680,532	3,915,101
Total investments at fair value (amortized cost of $5,864,967 and $5,981,556, respectively)	5,719,804	5,838,305
Cash	97,563	318,083
Receivables for:
Interest, net	29,511	9,559
Other	836	924
Prepaid expenses	566	1,125
Due from Broker	—	—
Due from Prospect Capital Management (Note 13)	60	—
Due from Affiliate (Note 13)	88	14
Deferred financing costs on Revolving Credit Facility (Note 4)	2,717	4,779
Total Assets	5,851,145	6,172,789
Liabilities
Revolving Credit Facility (Notes 4 and 8)	86,000	—
Convertible Notes (less unamortized debt issuance costs of $11,908 and $15,512, respectively) (Notes 5 and 8)	805,092	937,641
Prospect Capital InterNotes® (less unamortized debt issuance costs of $12,342 and $14,240, respectively) (Notes 7 and 8)	743,729	966,254
Public Notes (less unamortized discount and debt issuance costs of $9,445 and $10,981, respectively) (Notes 6 and 8)	739,836	738,300
Due to Prospect Capital Management (Note 13)	47,009	48,249
Interest payable	29,588	38,630
Due to Broker	24,457	50,371
Dividends payable	21,759	30,005
Due to Prospect Administration (Note 13)	2,148	1,910
Accrued expenses	4,320	4,380
Other liabilities	811	2,097
Total Liabilities	2,504,749	2,817,837
Commitments and Contingencies (Note 3)	—	—
Net Assets	$3,346,396	$3,354,952

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 362,657,362 and 360,076,933 issued and outstanding, respectively) (Note 9)	$363	$360
Paid-in capital in excess of par (Note 9)	4,009,704	3,991,317
Accumulated overdistributed net investment income	(59,174)	(54,039)
Accumulated net realized loss	(459,334)	(439,435)
Net unrealized loss	(145,163)	(143,251)
Net Assets	$3,346,396	$3,354,952

Net Asset Value Per Share (Note 16)	$9.23	$9.32

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Investment Income
Interest income:
Control investments	$45,944	$41,353	$139,392	$135,543
Affiliate investments	271	—	476	—
Non-control/non-affiliate investments	68,376	83,794	216,639	257,919
Structured credit securities	31,271	36,564	90,822	114,690
Total interest income	145,862	161,711	447,329	508,152
Dividend income:
Control investments	5,639	728	5,639	4,250
Non-control/non-affiliate investments	648	89	1,518	330
Total dividend income	6,287	817	7,157	4,580
Other income:
Control investments	6,188	2,953	12,317	9,749
Non-control/non-affiliate investments	4,498	5,551	17,011	11,863
Total other income (Note 10)	10,686	8,504	29,328	21,612
Total Investment Income	162,835	171,032	483,814	534,344
Operating Expenses
Base management fee (Note 13)	29,268	30,549	88,990	92,227
Income incentive fee (Note 13)	17,612	18,270	51,843	59,101
Interest and credit facility expenses	37,479	41,464	117,861	123,981
Allocation of overhead from Prospect Administration (Note 13)	3,195	3,581	5,899	9,771
Audit, compliance and tax related fees	1,130	1,223	4,084	3,676
Directors’ fees	113	113	338	338
Other general and administrative expenses	3,592	2,752	7,429	9,946
Total Operating Expenses	92,389	97,952	276,444	297,940
Net Investment Income	70,446	73,080	207,370	236,404
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	2	1	13	184
Affiliate investments	(14,197)	—	(13,351)	137
Non-control/non-affiliate investments	(23)	177	(5,116)	489
Net realized (losses) gains	(14,218)	178	(18,454)	810
Net change in unrealized gains (losses)
Control investments	1,380	(33,235)	46,898	(30,937)
Affiliate investments	12,952	(581)	19,678	(1,854)
Non-control/non-affiliate investments	(18,188)	(19,930)	(68,488)	(2,480)
Net change in unrealized gains (losses)	(3,856)	(53,746)	(1,912)	(35,271)
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	(18,074)	(53,568)	(20,366)	(34,461)
Net realized losses on extinguishment of debt	(513)	(20)	(1,445)	(205)
Net Increase in Net Assets Resulting from Operations	$51,859	$19,492	$185,559	$201,738
Net increase in net assets resulting from operations per share	$0.14	$0.05	$0.51	$0.56
Dividends declared per share	$(0.18)	$(0.25)	$(0.59)	$(0.75)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Per Share Data
Net asset value at beginning of period	$9.28	$9.62	$9.32	$9.62
Net investment income(1)	0.19	0.20	0.57	0.66
Net realized and change in unrealized gains (losses) (1)	(0.05)	(0.15)	(0.06)	(0.10)
Distributions of net investment income	(0.18)	(0.25)	(0.59)	(0.75)
Common stock transactions(2)	(0.01)	(0.01)	(0.01)	—	(3)
Net asset value at end of period	$9.23	$9.43	$9.23	$9.43

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702